EXHIBIT 11


                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)

                 STATEMENT RE: COMPUTATION OF LOSS PER SHARE


                                                                                         For the six months
                                                        Year ended December 31,            ended June 30,
                                                        -----------------------            --------------
                                                         1994            1995            1995            1996
                                                         ----            ----            ----            ----
                                                                                      (Unaudited)  (Unaudited)
LOSS PER SHARE DATA:
Net loss as reported in the financial statements ..  $(2,717,421)    $(5,414,878)    $(2,420,653)     $(2,058,157)
                                                     ===========     ===========     ===========      ===========

Weighted average number of common shares
outstanding .......................................    3,018,610       3,528,536       3,252,765       4,632,794

Common and common  equivalent shares issued in
  the twelve month period preceding the filing
  date of the initial public offering as required
  by SAB No. 83:
 Common stock .....................................      822,080         696,406         822,080         191,599
                                                         -------         -------         -------         -------
 Incentive stock options ..........................      372,182         372,182         372,182         372,182
                                                         -------         -------         -------         -------
 Non-qualified stock options ......................       54,830          54,830          54,830          54,830
                                                          ------          ------          ------          ------
 Warrants .........................................      890,230         890,230         890,230         890,230
                                                         -------         -------         -------         -------

Weighted average number of common and common
 equivalent shares outstanding as reported in the
 financial statements .............................    5,157,932       5,542,184       5,392,087       6,141,635
                                                       =========       =========       =========       =========

Loss per share as reported in the financial
 statements........................................  $     (0.53)    $     (0.98)     $    (0.45)    $     (0.34)
                                                     ===========     ===========      ==========     ===========

SUPPLEMENTAL LOSS PER SHARE DATA:

Net loss as reported in the financial statements  .                  $(5,414,878)                    $(2,058,157)

Interest saved on debt to be retired:
 $222,548 of 15% secured debt .....................                       33,382                          16,691
                                                                          ------                          ------
 $347,250 of 8% convertible debt ..................                       27,780                          13,890
                                                                         ------                          ------
 $35,000 of non-interest debt at 12/31/95 .........                           --                              --
 $220,000 of non-interest debt at 6/30/96 .........                           --                              --
                                                                          ------                        ---------

Adjusted net loss                                                    $(5,353,716)                    $(2,027,576)
                                                                     ===========                     ===========

Weighted average number of common and common
 equivalent shares outstanding as reported in the
 financial statements .............................                    5,542,184                       6,141,635

Shares necessary to pay off debt:
 Total proceeds to retire debt of $604,798 at
  December 31, 1995 and $789,798 at June 30, 1996
  divided by the offering price of $5.50 per share                       109,963                         143,600

Adjusted weighted average number of shares
 outstanding ......................................                    5,652,147                       6,285,235
                                                                       =========                       =========

Supplemental loss per share .......................                  $     (0.95)                    $     (0.32)
                                                                     ===========                     ===========
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